Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-197054) pertaining to the 1999-2002 Stock Option/Stock Issuance Plans, the Amended and Restated 2005 Equity Incentive Award Plan and the 2014 Employee Stock Purchase Plan,
(2)	Registration Statement (Form S-8 No. 333-203017) pertaining to the Amended and Restated 2005 Equity Incentive Award Plan,
(3)	Registration Statement (Form S-8 No. 333-205470) pertaining to the 2015 Equity Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-210213) pertaining to the 2015 Equity Incentive Plan,
(5)	Registration Statement (Form S-8 No. 333-216700) pertaining to the 2015 Equity Incentive Plan,
(6)	Registration Statement (Form S-8 No. 333-223651) pertaining to the 2015 Equity Incentive Plan,
(7)	Registration Statement (Form S-8 No. 333-230330) pertaining to the 2015 Equity Incentive Plan,
(8)	Registration Statement (Form S-8 No. 333-237223) pertaining to the 2015 Equity Incentive Plan,
(9)	Registration Statement (Form S-8 No. 333-254293) pertaining to the 2015 Equity Incentive Plan,
(10)	Registration Statement (Form S-3 No. 333-260916),
(11)	Registration Statement (Form S-8 No. 333-263491) pertaining to the 2015 Equity Incentive Plan, and
(12)	Registration Statement (Form S-8 No. 333-270180) pertaining to the 2015 Equity Incentive Plan of Amphastar Pharmaceuticals, Inc. of our report dated June 27, 2023, relating to the abbreviated financial statements of the Baqsimi product of Eli Lilly and Company as of and for the years ended December 31, 2022 and 2021 appearing in this Current Report on Form 8-K/A of Amphastar Pharmaceuticals, Inc. dated August 16, 2023.

/s/ Ernst & Young LLP

Indianapolis, Indiana

August 16, 2023